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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-33098 and 333-55656) and Form S-8 (Nos. 33-10169, 33-26726, 33-38362, 33-44663 and 333-44364) of Cleco Corporation of
our report dated January 30, 2001 relating to the financial statements, which appears in this Current Report on Form 8-K dated March 6, 2001.


/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana
March 6, 2001